QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 3, 2006 relating to the consolidated financial statements and financial statement schedules of OneBeacon Insurance Group, Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP Boston, Massachusetts August 3, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM